EXHIBIT 99.1

FOR IMMEDIATE RELEASE

ESSEX CONTACT:                                        COHEN SPECIALISTS CONTACT:
Leonard Moodispaw                                     Perry Peregoy
President                                             President
301.939.7000                                          201.897.7400

             ESSEX CORPORATION LISTED ON THE AMERICAN STOCK EXCHANGE
                     SHARES WILL TRADE UNDER THE SYMBOL EYW

COLUMBIA, MD - June 4, 2003 - Trading of shares of the Essex Corporation on the American Stock Exchange (Amex) will begin at the market opening on Wednesday, June 4, 2003 under the symbol "EYW". Essex is an established innovator in optical and signal processing with a thriving business that includes a solid revenue stream and strong growth. The Company has selected Cohen Specialists LLC to be responsible for trading the Company's common stock on the Amex.

Leonard E. Moodispaw, President and CEO, stated, "We are quite pleased to join the American Stock Exchange. We chose Amex because of their demonstrated commitment to the success of their listed companies, including the use of leading edge technology to enhance trading reliability and efficiency. The unique nature of the auction market--liquidity, narrower spreads and lower volatility--is ideally suited for Essex now. This listing achieves an important milestone in our strategy for delivering continued financial success and accelerated growth, and ensuring our shareholders the stability of a national exchange. It also provides both the visibility and the access that are of paramount importance to large institutional investors."

Investors holding Essex stock need take no action as the stock conversion will occur automatically.

ABOUT ESSEX: Founded in 1969 with headquarters in Columbia, MD, Essex creates solutions for today's most advanced signal and image processing challenges, serving commercial, defense and intelligence customers. For more information contact Essex Corporation, 9150 Guilford Road, Columbia MD 21046; Phone 301.939.7000; Fax 301.953.7880; E-mail info@essexcorp.com, or on the Web at WWW.ESSEXCORP.COM.

THIS PRESS RELEASE  CONTAINS  FORWARD-LOOKING  STATEMENTS  WITHIN THE MEANING OF
SECTION 27A OF THE SECURITIES ACT OF 1933 AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934. THE COMPANY'S ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE DISCUSSED IN OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. FACTORS THAT MIGHT CAUSE SUCH DIFFERENCES INCLUDE BUT ARE NOT LIMITED TO THE ABILITY OF ESSEX CORPORATION TO RAISE NECESSARY DEVELOPMENT FUNDS, ENTER INTO STRATEGIC RELATIONSHIPS WITH KEY INDUSTRY PARTICIPANTS, DEVELOP AND BUILD OPTOELECTRONICS DEVICES AND PROTECT AND DEFEND ITS INTELLECTUAL PROPERTY, AND CHANGES IN TECHNOLOGY, TECHNICAL OBSOLESCENCE, CHANGES IN CUSTOMER NEEDS, NEW PRODUCT DEVELOPMENTS, COMPETITIVE FACTORS IN THE INDUSTRY AND UNCERTAINTY OF MARKET ACCEPTANCE. ESSEX CORPORATION ASSUMES NO OBLIGATION TO UPDATE ANY FORWARD-LOOKING STATEMENTS, WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

                                     # # # #